Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Operating Revenues:
Electric	$1,102	$1,143
Gas	332	413
Total operating revenues	1,434	1,556
Operating Expenses:
Fuel	203	206
Purchased power	138	139
Gas purchased for resale	152	236
Other operations and maintenance	400	401
Depreciation and amortization	207	193
Taxes other than income taxes	114	125
Total operating expenses	1,214	1,300
Operating Income	220	256
Other Income and Expense:
Miscellaneous income	20	19
Miscellaneous expense	7	11
Total other income	13	8
Interest Charges	95	88
Income Before Income Taxes	138	176
Income Taxes	31	66
Income from Continuing Operations	107	110
Income from Discontinued Operations, Net of Taxes	—	—
Net Income	107	110
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	2	2
Net Income Attributable to Ameren Common Shareholders:
Continuing Operations	105	108
Discontinued Operations	—	—
Net Income Attributable to Ameren Common Shareholders	$105	$108
Earnings per Common Share – Basic and Diluted:
Continuing Operations	$0.43	$0.45
Discontinued Operations	—	—
Earnings per Common Share – Basic and Diluted	$0.43	$0.45

Average Common Shares Outstanding – Basic	242.6	242.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$13	$292
Accounts receivable - trade (less allowance for doubtful accounts)	428	388
Unbilled revenue	186	239
Miscellaneous accounts and notes receivable	56	98
Materials and supplies	483	538
Current regulatory assets	215	260
Other current assets	63	88
Assets of discontinued operations	14	14
Total current assets	1,458	1,917
Property and Plant, Net	19,000	18,799
Investments and Other Assets:
Nuclear decommissioning trust fund	567	556
Goodwill	411	411
Regulatory assets	1,376	1,382
Other assets	573	575
Total investments and other assets	2,927	2,924
TOTAL ASSETS	$23,385	$23,640
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$135	$395
Short-term debt	581	301
Accounts and wages payable	429	777
Taxes accrued	77	43
Interest accrued	99	89
Customer deposits	98	100
Current regulatory liabilities	87	80
Other current liabilities	305	279
Liabilities of discontinued operations	28	29
Total current liabilities	1,839	2,093
Long-term Debt, Net	6,881	6,880
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,928	3,885
Accumulated deferred investment tax credits	59	60
Regulatory liabilities	1,931	1,905
Asset retirement obligations	625	618
Pension and other postretirement benefits	581	580
Other deferred credits and liabilities	530	531
Total deferred credits and other liabilities	7,654	7,579
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,539	5,616
Retained earnings	1,333	1,331
Accumulated other comprehensive loss	(5)	(3)
Total Ameren Corporation shareholders’ equity	6,869	6,946
Noncontrolling Interests	142	142
Total equity	7,011	7,088
TOTAL LIABILITIES AND EQUITY	$23,385	$23,640

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2016	2015
Cash Flows From Operating Activities:
Net income	$107	$110
(Income) from discontinued operations, net of taxes	—	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	210	195
Amortization of nuclear fuel	24	23
Amortization of debt issuance costs and premium/discounts	6	5
Deferred income taxes and investment tax credits, net	42	59
Allowance for equity funds used during construction	(8)	(5)
Share-based compensation costs	6	8
Other	(3)	(11)
Changes in assets and liabilities	(34)	(73)
Net cash provided by operating activities – continuing operations	350	311
Net cash provided by (used in) operating activities – discontinued operations	(1)	1
Net cash provided by operating activities	349	312
Cash Flows From Investing Activities:
Capital expenditures	(496)	(417)
Nuclear fuel expenditures	(21)	(17)
Purchases of securities – nuclear decommissioning trust fund	(130)	(84)
Sales and maturities of securities – nuclear decommissioning trust fund	125	79
Proceeds from note receivable – Illinois Power Marketing Company	—	5
Contributions to note receivable – Illinois Power Marketing Company	—	(5)
Other	(2)	—
Net cash used in investing activities – continuing operations	(524)	(439)
Net cash provided by investing activities – discontinued operations	14	—
Net cash used in investing activities	(510)	(439)
Cash Flows From Financing Activities:
Dividends on common stock	(103)	(99)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	280	241
Maturity of long-term debt	(260)	—
Employee payroll taxes related to share-based payments	(32)	(12)
Other	(1)	—
Net cash provided by (used in) financing activities – continuing operations	(118)	128
Net change in cash and cash equivalents	(279)	1
Cash and cash equivalents at beginning of year	292	5
Cash and cash equivalents at end of period	$13	$6